(NYSE: WAL) July 27, 2015 Western Alliance Bancorporation 2nd Quarter Earnings Call

2 Financial Highlights Q2 2015 Highlights q Completed acquisition of Bridge Capital Holdings on June 30, 2015, increasing total assets, gross loans and total deposits by $2.20 billion, $1.45 billion and $1.74 billion, respectively q Q2 2015 net income of $34.7 million and EPS of $0.39 q Operating earnings of $43.5 million and operating earnings per share of $0.49, excluding the effects of debt valuation adjustments, merger expenses and OREO gains q Net operating revenue of $114.4 million, constituting year-over-year growth of 15.1%, or $15.0 million, compared to an increase in operating expenses of 4.9%, or $2.6 million q Efficiency ratio of 44.6%, compared to 46.7% in the first quarter 2015, and 49.3% in the second quarter 2014 q Loans of $10.36 billion, including acquired Bridge loans of $1.45 billion and organic loan growth for the quarter of $95 million and $515 million for the first six months of 2015 q Deposits of $11.41 billion, including acquired Bridge deposits of $1.74 billion and organic deposit growth flat for the quarter and $734 million for the first six months of 2015 q Tangible book value per share during the quarter grew $0.53 from $10.72 to $11.25 q Nonperforming assets (nonaccrual loans and repossessed assets) to total assets was 0.88%. Net loan recoveries to average loans outstanding was 0.13% (annualized) q Tangible Common Equity ratio of 8.7% and Common Equity Tier 1 ratio of 9.1% q ROA of 1.24% and ROTCE of 14.10%, compared to operating ROA of 1.56% and operating ROTCE of 17.66%

Quarterly Consolidated Financial Results

$ in millions, except EPS

		Q2-15		Q1-15		Q2-14
Net Interest Income	$	108.7	$	103.1	$	93.9
Operating Non-Interest Income		5.7		5.7		5.5
Net Operating Revenue	**$**	**114.4**	**$**	**108.8**	**$**	**99.4**
Operating Non-Interest Expense		(54.6)		(54.2)		(52.0)
Pre-Tax, Pre-Provision Income	**$**	**59.8**	**$**	**54.6**	**$**	**47.4**
Provision for Credit Losses		—		(0.7)		(0.5)
Gains on OREO and Other Assets		1.2		0.4		(0.2)
Debt Valuation and Other Fair Market Value Adjustments		(7.9)		(0.3)		0.2
Merger and Other		(7.8)		0.3		(0.2)
Pre-tax Income	**$**	**45.3**	**$**	**54.3**	**$**	**46.7**
Income Tax		(10.6)		(14.1)		(10.7)
Discontinued Operations		—		—		(0.5)
Net Income	**$**	**34.7**	**$**	**40.2**	**$**	**35.5**
Preferred Dividend		(0.2)		(0.2)		(0.4)
Net Income Available to Common	**$**	**34.5**	**$**	**40.0**	**$**	**35.1**
Average Diluted Shares Outstanding		**88.7**		**88.5**		**87.3**
Earnings Per Share	**$**	**0.39**	**$**	**0.45**	**$**	**0.40**
Operating Earnings Per Share	**$**	**0.49**	**$**	**0.45**	**$**	**0.40**

Q2 2015 Highlights

- Net Interest Income rose $5.6 million compared to prior quarter driven by loan growth and one more day in the quarter. Net Interest Income rose $14.8 million from Q2-14 primarily due to loan growth
- Operating Non-Interest Expense increased $0.4 million compared to Q1-15 and $2.6 million compared to Q2-14
- Debt Valuation and Other FMV Adjustments primarily relates to the $7.7 million non-cash charge for the valuation of Trust Preferreds
- Other includes $7.8 million of Bridge merger related and other expenses

3

4 Cash and Due from Banks Net Interest Drivers Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 $379 $259 $164 $492 $700 $ in billions, unless otherwise indicated Loans and Yield * Total Investments and Yield Interest Bearing Deposits and Cost of Funds * $ in millions Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 3.08% 3.11% 3.07% 3.09% 3.06% $1.6 $1.6 $1.5 $1.5 $1.5 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 0.32% 0.33% 0.32% 0.30% 0.31% $6.2 $6.5 $6.6 $7.0 $7.5 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 5.29% 5.18% 5.20% 4.97% 5.06% $7.5 $7.9 $8.4 $8.8 $10.4 Q2 2015 Highlights q Total Investment balances essentially flat. Yields decreased by 3 basis point from prior quarter and 2 basis points from prior year q Loan yields increased 9 basis points from prior quarter primarily due to one additional day q Cost of funds increased 1 basis point * Loan balance and interest bearing deposits as of June 30, 2015 include $1.45 billion of loans and $1.74 billion of deposits acquired in the acquisition of Bridge. However, loan yield and interest bearing deposit costs of funds exclude Bridge results. For the three months ended June 30, 2015, the Bridge loan yield was 6.12% and interest bearing deposit cost of funds was 0.21%.

5 Net Interest Income and Accretion $ in millions Note: Disposition Accretion is the recognition of incremental credit and interest rate marks upon sale, disposition or transfer to OREO of a PCI loan; Normal Accretion includes the scheduled amortization of interest rate marks of PCI loans over the estimated remaining life of the loan pool. Q2 2015 Highlights q Increase in Net Interest Income commensurate with increase in average loan balances from Q1-15 q NIM increased primarily as a result of one additional day in the quarter as well as higher disposition accretion q Adjusted NIM for disposition accretion was 4.33% for the quarter, compared to reported NIM of 4.41% Net Interest Income and NIM Purchased Credit Impaired Loan Accretion Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 4.39% 4.43% 4.44% 4.35% 4.41% Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 4.26% 4.33% 4.39% 4.31% 4.33% Disposition Accretion Normal Accretion Adjusted Net Interest Margin, excluding disposition accretion • $93.9 $98.1 $102.1 $103.1 $108.7 $3.1 $2.5 $1.2 $1.0 $2.1 $1.8 $1.6 $1.4 $1.1 $1.0

6 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 $6.4 $6.5 $7.1 $6.9 $7.2 $6.8 $5.4 $5.8 $7.1 $7.3 $7.0 $7.6 $10.8 $7.7 $7.7 Operating Expenses and Efficiency $ in millions Q2 2015 Highlights q Efficiency ratio improved to a record 44.6% due to a 15.1% increase in operating revenue versus a 4.9% increase in operating expenses compared to a year ago q Operating Non-Interest Expense increased $0.4 million during the quarter and increased $2.6 million from Q2-14 q Compensation costs were essentially flat compared to prior quarter and increased 1.9% from Q2-14 primarily due to increased staffing and performance awards. Other expenses are rising year over year primarily due to growth Operating Expenses and Efficiency Ratio * Breakdown of Operating Expenses Other Professional Fees + Data Processing Occupancy + Insurance Compensation Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 49.3% 47.1% 49.3% 46.7% 44.6% $52.0 $51.7 $56.8 $54.2 $54.6 $32.4 $31.8 $32.2 $33.1 $32.5 * Operating expenses and operating non-interest revenue of Bridge for the three months ended June 30, 2015 were $16.1 million and $4.0 million, respectively, which are excluded from the Company's operating expenses presented above.

7 Pre-Tax, Pre-Provision Operating Income, Net Income, and ROA $ in millions Pre-Tax, Pre-Provision Operating Income and ROA Net Income and ROA Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 $47.4 $51.8 $52.0 $54.5 $59.9 1.95% 2.06% 2.00% 2.03% 2.14% Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 $35.5 $40.9 $40.4 $40.2 $34.7 1.46% 1.63% 1.56% 1.49% 1.24% Both Pre-Provision, Pre-Tax ROA and Net Income ROA metrics exclude the Bridge balances that were acquired on June 30, 2015. Decrease in ROA is due to the effects of the debt valuation charge and the Bridge-related merger expenses.

8 Consolidated Balance Sheet $ in millions q Total loans includes Bridge loans of $1.45 billion, recorded net of credit and interest rate discounts of $25 million, with an average life of 4.25 years q Other assets includes $260 million of goodwill and a $15 million core deposit intangible asset (10-year average life), which were both a result of the Bridge merger q Shareholders' Equity increased $557 million, or 58%, to $1.52 billion in Q2-15 from $958 million in Q2-14, $431 million of which is related to the Bridge acquisition q TBV increased $0.53 a share to $11.25 (4.9%) from the prior quarter and $2.23 (24.7%) from a year ago Q2 2015 HighlightsQ2-15 Q1-15 Q2-14 Investments & Cash $ 2,290 $ 1,946 $ 1,986 Total Loans 10,361 8,819 7,545 Allowance for Credit Losses (115) (112) (106) Other Assets 934 599 599 Total Assets $ 13,470 $ 11,252 $ 10,024 Deposits $ 11,407 $ 9,662 $ 8,470 Borrowings 378 363 434 Other Liabilities 170 176 162 Total Liabilities $ 11,955 $ 10,201 $ 9,066 Shareholders' Equity 1,515 1,051 958 Total Liabilities and Equity $ 13,470 $ 11,252 $ 10,024 Tangible Book Value Per Share $ 11.25 $ 10.72 $ 9.02

9 Loan Growth and Portfolio Composition $ in millions Commercial & Industrial CRE, Non- Owner Occupied CRE, Owner Occupied Residential and Consumer Construction & Land Q2 2015 Highlights q Bridge additions are as follows: - Residential & Consumer: $26 million, - Construction & Land: $99 million, - CRE Non-Owner Occ: $73 million, - CRE Owner Occ: $158 million, - C&I: $1.09 billion $2.82 Billion Year Over Year Growth Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 $3,028 $3,294 $3,532 $3,725 $4,760 $1,603 $1,620 $1,733 $1,818 $2,019$1,934 $1,993 $2,053 $2,114 $2,234 $609 $672 $748 $843 $1,003 $7,545 $7,930 $8,398 $8,819 $10,361 Growth: +385 +468 +420 +1,542 4.9% 21.2% 25.7% 40.1% 8.1% 3.3% 19.5% 21.6% 45.9% 9.7% $370 $351 $332 $319 $345 3.6% 42.2% 20.6% 24.0% 9.6%

10 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 $2,279 $2,247 $2,288 $2,657 $3,925 $795 $809 $855 $937 $1,001 $3,637 $3,685 $3,870 $4,121 $4,734$1,759 $1,957 $1,918 $1,947 $1,747 Deposit Growth and Composition $ in millions NOW CDs Non-Int Bearing DDA $8,470 $8,698 $8,931 $9,662 $11,407 Growth: +228 +233 +731 +1,745 Q2 2015 Highlights q Bridge additions are as follows: - CDs: $24 million, - Savings and MMDA: $513 million, - NOW: $15 million, - Non-Int Bearing DDA: $1.19 billion 9.4% 20.8% 26.9% 42.9% 8.8% 15.3% 34.4% 41.5% $2.94 Billion Year Over Year Growth Savings and MMDA 20.2% 42.6% 9.7% 27.5%

11 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 $51 $43 $46 $53 $50 $64 $75 $68 $61 $59 $101 $86 $72 $60 $63 $72 $78 $78 $84 $83 Adversely Graded Loans and Non-Performing Assets Organic Acquired * NPA’s Adversely Graded Loans $258 $96 Accruing TDRs total $80 million as of 6/30/2015 $288 $282 $264 $43 $255 $ in millions Special Mention Loans Classified Accruing Loans Non-Performing Loans OREO $48 $51 $60 * Net of total credit and interest rate discounts from acquisitions of $26 million as of 6/30/2015

12 Charge-Offs, Recoveries, and Provision Q2 2015 HighlightsGross Charge Offs and Recoveries Net Recoveries and Rate Provision for Credit Losses and ALLL q Recoveries of $5.0 million exceeded gross charge-offs of $2.0 million, resulting in net recoveries of $3.0 million q Annualized net recovery rate in Q2-15 was 0.13%, compared to a net recovery rate of 0.06% for Q1-15 q No provision for credit losses required as a result of net recoveries and credit quality $ in millions Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 1.40% 1.38% 1.31% 1.27% 1.11% Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 (0.09)% (0.15)% (0.04)% (0.06)% (0.13)% $2.0 $1.0 $2.6 $0.8 $2.0 $(3.5) $(3.8) $(3.4) $(2.0) $(5.0) $0.4 $0.3 $0.7 $0.0 $(1.5) $(2.8) $(0.8) $(1.2) $(3.0) • • Provision for Credit Losses ALLL/Total LoansNet Recoveries $Net Recoveries % Gross Charge Offs Recoveries $0.5

13 Adjusted for Effect of No Reserve for Acquired Loans Reported Less: Acquired Loans* Adjusted Allowance for Credit Losses $ 115 $ 115 Total Loans 10,321 1,723 8,598 Ratio 1.11% 1.34% Adjusted for Effect of Acquired Loans Booked at Discount Reported Plus: Credit Discount* Adjusted Allowance for Credit Losses $ 115 $ 25 $ 140 Total Loans 10,321 25 10,346 Ratio 1.11% 1.35% * Western Liberty, Centennial and Bridge acquisitions Allowance for Credit Losses at 6/30/2015

14 Capital Ratios Q2 2015 Highlights q Tangible common equity improved 82 basis points year-over-year to 8.7%, even though total assets increased 34.4% q During Q2 2015, Western Alliance Bank issued $150 million of subordinated debt, significantly improving its total capital ratio 13% 12% 11% 10% 9% 8% 7% Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 7.9% 8.2% 8.6% 8.5% 8.7% 9.0% 9.0% 9.3% 9.0% 9.1% 10.0% 10.1% 9.7% 9.8% 10.0% 12.5% 12.2% 11.7% 11.3% 12.2% Capital Ratios Total Capital Tier 1 Leverage Ratio Common Equity Tier 1 Tangible Common Equity Basel I Basel III

15 Outlook 3rd Quarter 2015 q Bridge Merger q Loan and Deposit Growth q Interest Margin q Operating Efficiency q Asset Quality

16 Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our acquisition of Bridge Capital Holdings, the performance of the combined company, and any guidance, outlook, or expectations relating to loan and deposit growth, interest margin, operating efficiency, and asset quality. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this presentation to reflect new information, future events or otherwise.